UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2015
 __________________
hhgregg, Inc.
(Exact name of registrant as specified in its charter)
 __________________
Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
 __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
On January 6, 2015 hhgregg, Inc. (the “Registrant”) issued a press release announcing preliminary net sales results for the three months ended December 31, 2014, along with impairment charges. The Registrant also announced details of its fiscal third quarter conference call. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.
The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 2.06.	Material Impairments
On January 6, 2015 the Registrant determined that it expects to incur non-cash charges related to a valuation allowance for its deferred tax assets and impairment of certain stores in the quarter ended December 31, 2014. In accordance with Accounting Standards Codification 740, the Registrant is required to reduce the deferred tax asset if it is more likely than not that some portion of or all of the deferred tax asset will not be realized. Also in accordance with Accounting Standards Codification 360, factors including the decline in operating performance at certain locations, led the Registrant to perform an additional review for impairment of long lived assets. The impairment charge is based on current trends in under-performing markets and the lack of visibility to the recoverability of the assets associated with those stores. The Registrant does not have current plans to close any of its store locations. The Registrant expects the combined impact of these non-cash pre-tax charges to be $60 - $70 million and is currently in the process of finalizing that determination.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated January 6, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: January 6, 2015	By:	/s/ Robert J. Riesbeck
Robert J. Riesbeck
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated January 6, 2015